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                                                                   Exhibit 23.11

                        Consent of Independent Auditors

The Board of Directors
VerticalNet, Inc.:


We consent to the use of our report dated January 28, 2000 with respect to the consolidated financial statements of VerticalNet, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included herein in this Registration Statement on Form S-4 of Internet Capital Group, Inc.


/s/ KPMG LLP

Philadelphia, Pennsylvania
May 4, 2000